                                                                      Exhibit 11

                Statement re Computation of Per Share Earnings.

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
                                                             FISCAL YEARS ENDED
                               ---------------------------------------------------------------------------
                                 October 1,     October 2,      October 3,    September 27,  September 29,
                                    1995           1994            1993           1992           1991
                               ---------------------------------------------------------------------------
Net loss                       $(4,137,500)    $(2,463,900)    $(1,507,600)   $  (895,800)    $ (319,000)
Cumulative dividends
  on Preferred Stock               (31,000)        (33,200)        (31,400)       (32,000)       (34,800)
                               -----------     -----------     -----------    -----------     ----------
                               $(4,168,500)    $(2,497,100)    $(1,539,000)   $  (927,800)    $ (353,800)
                               ===========     ===========     ===========    ===========     ==========
Common Stock:

  Shares outstanding at
   beginning of period          14,710,713      13,152,534      12,608,128     10,495,386      9,445,588

 Pro rata shares:

  Shares sold                       63,033         887,870               -        692,308              -

  Shares issued to employee
   stock bonus trust                29,703          14,893           8,105        103,211         85,669

  Shares issued to affiliated
   company in settlement of
   note payable                          -               -               -              -        200,000

  Stock options and
   warrants exercised              104,320          86,236         236,638        125,261        224,671

  Shares issued in exchange
   for services performed                -               -               -              -              -

  Preferred Stock converted
   to common stock                  58,692               -          12,916         14,762              -
                               -----------     -----------     -----------    -----------     ----------

 Weighted average number
  of common and common
  equivalent shares
  outstanding                   14,966,461      14,141,533      12,865,787     11,430,928      9,955,928
                               ===========     ===========     ===========    ===========     ==========

Net loss per share                  $(0.28)         $(0.18)         $(0.12)        $(0.08)        $(0.04)
                                    ======          ======          ======         ======         ======
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